     As filed with the Securities and Exchange Commission on April 9, 1998

                                             REGISTRATION STATEMENT NO.
                                                                       -------
===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        --------------------------------


                        MEADOWBROOK INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Michigan                                      38-2626206
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)

     26600 Telegraph Rd., Suite 300
        Southfield, Michigan                                    48034
(Address of Principal Executive Offices)                      (Zip Code)

            MEADOWBROOK INSURANCE GROUP, INC. 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                            MICHAEL G. COSTELLO, ESQ.
                       Vice President and General Counsel
                        Meadowbrook Insurance Group, Inc.
                         26600 Telegraph Rd., Suite 300
                           Southfield, Michigan 48034
                     (Name and address of agent for service)

                                 (248) 358-1100
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            BARBARA A. BLUFORD, ESQ.
                          Bodman, Longley & Dahling LLP
                       100 Renaissance Center, 34th Floor
                             Detroit, Michigan 48243
                                 (313) 259-7777
                         _______________________________
                         CALCULATION OF REGISTRATION FEE


                                                             Proposed maximum   Proposed maximum
           Title of securities              Amount to be      offering price        aggregate         Amount of
            to be registered                 registered       per share (1)      offering price    registration fee
                                                                                       (1)
Common Stock, par value $.01                  1,927,500          $31.31            $60,350,025        $18,288


(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of determining the registration fee.

================================================================================

                                EXPLANATORY NOTE

         As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of restricted securities must be filed as a part of a Registration Statement on Form S-8 in accordance with the applicable requirements of Part I of Form S-3. Accordingly, the Prospectus that is to be used for reoffers and resales of shares of Common Stock acquired under the Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan prior to the effective date of this Registration Statement has been filed as a part of this Registration Statement.

PROSPECTUS

                        MEADOWBROOK INSURANCE GROUP, INC.
                          8,433  SHARES OF COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


         This prospectus relates to 8,433 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Meadowbrook Insurance Group, Inc. (the "Company") that may be offered for sale for the account of a certain shareholder of the Company as stated herein under the heading "Selling Shareholder."

        The Selling Shareholder has advised the Company that sales of the Shares offered hereunder by him, or by his pledgees, donees, transferees or other successors in interest, may be made from time to time on the New York Stock Exchange, through negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of Common Stock for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), to describe any material arrangements or the sale of the Shares offered hereunder when such arrangements are entered into by the Selling Shareholder and any other broker-dealers that participate in the sale of the Shares.

         The Selling Shareholder and any broker-dealers or other persons acting on his behalf in connection with the sale of Common Stock hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on their sale of Common Stock as principals may be deemed to be underwriting commissions under the Securities Act. As of the date hereof, there are no special selling arrangements between any broker-dealer or other person and the Selling Shareholder.

         No period of time has been fixed within which the Shares may be offered or sold. None of the proceeds from the sale of the Shares will be received by the Company. The Company will pay all expenses with respect to this offering, except for brokerage fees and commissions and transfer taxes for the Selling Shareholder, which will be borne by the Selling Shareholder.

         The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "MIG". The closing price of the Common Stock on April 5, 1998 on the NYSE was $31.31.


                        _________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        _________________________________

                     The date of this Prospectus is April 9, 1998.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including the Company. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed under the Exchange Act with the Commission, File No. 1-4094, are incorporated herein by reference:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

     (2) the description of the Common Stock contained in a registration statement on Form 8-A dated September 14, 1995 filed under the Exchange Act and any amendments or reports filed with the Commission for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



                                      (i)

     Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the foregoing documents incorporated by reference other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Requests for copies should be directed in writing or by telephone to the Investor Relations Department, Meadowbrook Insurance Group, Inc., 26600 Telegraph Road, Suite 300, Southfield, Michigan 48034, telephone
(248) 358-1100.



                                      (ii)

                        THE COMPANY AND ITS SUBSIDIARIES

     The Company is a Michigan corporation which was originally incorporated in 1985 under the name Star Holding Company. In November 1995, the Company changed its name and acquired Meadowbrook, Inc. ("Meadowbrook").Meadowbrook was founded in 1955 as the Meadowbrook Insurance Agency and was subsequently incorporated in 1965. The Company's principal offices are at 26600 Telegraph Road, Suite 300, Southfield, Michigan 48034, telephone (248) 358-1100.

     The Company serves as a holding company for not only Meadowbrook but also Star Insurance Company ("Star"), Savers Property and Casualty Insurance Company ("Savers"), and American Indemnity Insurance Company, Limited ("American Indemnity"). Star was formed in 1985 as a subsidiary of Star Holding Company. Star then acquired Savers in 1990, and the Company acquired American Indemnity in 1994. In an initial public offering in November 1995, 27% of the Company's Common Stock was sold to the public.

     Star, a Michigan corporation, was formed as an admitted carrier in 1985 and today is licensed to write all lines of property and casualty insurance in 46 states and the District of Columbia.

     Savers, a Missouri corporation, provides all lines of property and casualty insurance on a surplus lines basis. Collectively, Star and Savers are authorized to write business, on either an admitted or surplus lines basis, in all 50 states.

     American Indemnity was acquired to enhance the Company's ability to offer clients rent-a-captive risk-sharing program.

     On July 1, 1997, the  Company   acquired  Crest  Financial  Corporation
("Crest"), which wholly owns, among other companies, Williamsburg National Insurance Company ("Williamsburg"). Williamsburg, a California corporation, was formed as an admitted carrier in 1986 and today is licensed to write all lines of property and casualty insurance in four states. Crest, a Nevada corporation, is an independent insurance agency located in the State of California which provides a variety of traditional and alternative risk management services to its clients, which primarily include the trucking industry.

     Meadowbrook, a Michigan corporation, is the largest independent insurance agency in Michigan, and provides a wide variety of traditional and alternative risk management services. Its clients include public entities, professional and trade associations, businesses and individuals.

                               SELLING SHAREHOLDER

     This Prospectus relates to the offering of 8,433 shares of Common Stock of the Company by the Selling Shareholder, Warren D. Gardner, which were acquired under the Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan (the "Plan"). Mr. Gardner has been the Vice Chairman and a director of the Company since June 1, 1996. Prior to that date, Mr. Gardner was the President and a director of the Company. As of the date of this Prospectus, Mr. Gardner is the beneficial owner of 13,557 shares of Common Stock. Upon the consummation of the offering of the 8,433 shares of Common Stock offered hereby, Mr. Gardner will be the beneficial owner of 5,124 shares of Common Stock, or less than 1% of the outstanding shares of Common Stock (assuming that all the shares offered hereby are sold, Mr. Gardner does not acquire or dispose of any other shares of Common Stock, and there is no change in the total number of issued and outstanding shares of Common Stock).

                           DESCRIPTION OF COMMON STOCK

     The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 1,000,000 shares of preferred stock, the par value (not to be less than $.01 per share), rights, preferences and powers of which may be designated by the Board of Directors of the Company (the "Preferred Stock"). As of the date of this Prospectus, there are 8,660,164 shares of Common Stock outstanding, held by approximately 200 holders of record, and no shares of Preferred Stock outstanding. The Company has no present plans to issue any shares of Preferred Stock.

     Holders of shares of Common Stock have no pre-emptive, redemption, conversion or sinking fund rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of Common Stock and do not have any cumulative voting rights. In the event of a liquidation, dissolution or winding-up of the Company, the holders of shares of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding shares of Preferred Stock. The outstanding shares of Common Stock are, and the shares offered by the Company hereby when issued will be, fully paid and nonassessable. Additional authorized but unissued shares of Common Stock may be issued by the Board of Directors of the Company without the approval of the shareholders.

     Holders of shares of Common Stock participate ratably in such dividends and other distributions, if any, as may be declared by the Board of Directors out of funds legally available for such purposes, subject to the rights of any outstanding shares of Preferred Stock.

     The Articles of Incorporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The Board of Directors of the Company currently consists of thirteen persons. The Articles of Incorporation provide that to the extent holders of Preferred Stock are given the right, voting separately or by class or series, to elect directors, such directors shall not be divided into the foregoing classes.

                                     EXPERTS

        The consolidated financial statements and schedule of the Company and its subsidiaries incorporated by reference in the Company's Annual Report on Form 10-K, incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their report incorporated by reference therein. Such financial statements and schedule are incorporated herein by reference in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Bodman, Longley & Dahling LLP, Detroit, Michigan.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             _______________________


                                TABLE OF CONTENTS

PROSPECTUS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE
THE COMPANY AND ITS SUBSIDIARIES
SELLING SHAREHOLDER
DESCRIPTION OF COMMON STOCK
EXPERTS
LEGAL OPINIONS



                       MEADOWBROOK INSURANCE GROUP, INC.



                                  8,433 SHARES
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)
                         OFFERED FOR THE ACCOUNT OF THE
                              SELLING SHAREHOLDER
                             AS STATED HEREIN UNDER
                             "SELLING SHAREHOLDER"



                            _______________________


                                   PROSPECTUS

                            _______________________



                                April 9, 1998

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) Meadowbrook Insurance Group, Inc.'s (the "Company's") latest annual reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or either
(1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company documents referred to in (a) above.

     (c) The description of the Company's common stock, $.01 par value ("Common Stock") contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock being registered will be passed upon by Bodman, Longley & Dahling LLP, Detroit, Michigan. As of April 8, 1998 2,200 shares of the Company's Common Stock were beneficially owned by attorneys in the firm of Bodman, Longley & Dahling LLP.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Michigan Business Corporation Act provides that, under certain circumstances, directors, officers, employees and agents of a Michigan corporation may be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits to which they are a party or threatened to be named a party by reason of acting in any of such capacities if such person acted in a manner such person believed in good faith to be in, or not opposed to, the best interests of the corporation. The bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by such Michigan law. The Company's Articles of Incorporation also limit the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duties as a director. The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its subsidiaries in those instances where the Company and/or its subsidiaries indemnified its directors and officers.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8. EXHIBITS.

5.1  Opinion of Bodman, Longley & Dahling LLP

23.1 Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Bodman, Longley & Dahling LLP (included in the Opinion filed as
     Exhibit 5.1 hereto).

24.1 Power of Attorney, as set forth on the signature page hereof.

     ITEM 9. UNDERTAKINGS.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on this 9th day of April, 1998.


                                    MEADOWBROOK INSURANCE GROUP, INC.


                                    By: /s/ Robert S. Cubbin
                                       -----------------------------------------
                                    Its: Executive Vice President, Secretary and
                                         Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                Title                                  Date
               ---------                                -----                                  ----
*Merton J. Segal                         Chairman, Chief Executive Officer                April 9, 1998
-----------------------------------      and Director (Principal Executive
                                         Officer)

*Warren D. Gardner                       Vice Chairman and Director                       April 9, 1998
-----------------------------------

*James R. Parry                          Executive Vice President, Chief                  April 9, 1998
-----------------------------------      Marketing Officer and Director

       /s/ Robert S. Cubbin              Executive Vice President, Secretary              April 9, 1998
-----------------------------------      and Director

*Joseph C. Henry                         Executive Vice President, Treasurer
-----------------------------------      (Principal Financial and Accounting
                                         Officer) and Director                            April 9, 1998


*Joseph S. Dresner                       Director                                         April 9, 1998
-----------------------------------

*Hugh W. Greenberg                       Director                                         April 9, 1998



*E. J. Leverett, Jr.                     Director                                           April 9,  1988
----------------------------------------


*Florine Mark                            Director                                            April 9, 1998
----------------------------------------

*Irvin F. Swider                         Director                                            April 9, 1998
----------------------------------------


*Bruce E. Thal                           Director                                            April 9, 1998
----------------------------------------


*Herbert Tyner                           Director                                            April 9, 1998
----------------------------------------


*By his signature below, Robert S. Cubbin, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this Registration Statement on Form S-8 on April 9, 1998 on behalf of the above-listed persons designated by asterisks, in the capacities set forth opposite their respective names.


                                                 /s/ Robert S. Cubbin
                                                 -------------------------------
                                                 Robert S. Cubbin
                                                 Attorney-in-Fact

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of Meadowbrook Insurance Group, Inc., a Michigan corporation, do hereby constitute and appoint Joseph C. Henry and Robert S. Cubbin, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8 relating to the Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.


               SIGNATURE                                TITLE                                  DATE
               ---------                                -----                                  ----

         /s/ Merton J. Segal             Chairman, Chief Executive Officer              February 10, 1998
------------------------------------     and Director (Principal Executive
              Merton J. Segal            Officer)


       /s/Warren D. Gardner              Vice Chairman and Director                     February 10, 1998
------------------------------------
           Warren D. Gardner


         /s/ James R. Parry              Executive Vice President, Chief                February 10, 1998
------------------------------------     Marketing Officer and Director
             James R. Parry


         /s/ Robert S. Cubbin            Executive Vice President, Secretary            February 10, 1998
------------------------------------     and Director
              Robert S. Cubbin


       /s/ Joseph C. Henry               Executive Vice President, Treasurer            February 10, 1998
------------------------------------     (Principal Financial and Accounting
           Joseph C. Henry               Officer) and Director


                                         Director                                       February 10, 1998
------------------------------------
          David J. Campbell


     /s/ Joseph S. Dresner               Director                                       February 10, 1998
------------------------------------
          Joseph S. Dresner


   /s/ Hugh W. Greenberg                 Director                                       February 10, 1998
------------------------------------
        Hugh W. Greenberg


    /s/   E. J. Leverett, Jr.            Director                                       February 10, 1998
------------------------------------
          E. J. Leverett, Jr.


        /s/ Florine Mark                 Director                                       February 10, 1998
             Florine Mark


       /s/ Irvin F. Swider               Director                                       February 10, 1998
------------------------------------
            Irvin F. Swider


        /s/ Bruce E. Thal                Director                                       February 10, 1998
------------------------------------
             Bruce E. Thal


       /s/ Herbert Tyner                 Director                                       February 10, 1998
------------------------------------
            Herbert Tyner


                                  EXHIBIT INDEX

NO.      EXHIBIT                                                                            PAGE
5.1      Opinion of Bodman, Longley & Dahling LLP

23.1     Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Bodman, Longley & Dahling LLP (included in the Opinion filed as Exhibit 5.1 hereto).

24.1     Power of Attorney, as set forth on the signature page hereof.
